UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 22, 2013

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

555 Theodore Fremd Avenue, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 10, 2013, Global Gold Corporation (“GGC” and “the Company”) announced that through its majority owned subsidiary Global Gold Consolidated Resources Limited, a Jersey Island private limited liability company (“GGCRL”), it concluded a Binding Heads of Agreement contract with Signature Gold Limited of Sydney Australia (“Signature”) to merge the Armenian and Australian gold projects, into the renamed Global Signature Gold entity planned to be listed on the Australian Stock Exchange, as further described in Exhibit 10.2 below . Closing was planned for October 30, 2013, dependent on due diligence, regulatory, relevant lender, and corporate approvals. On November 5, 2013, GGC agreed to extend the October 30, 2013 closing date by agreeing to execute a definitive contract and the parties have worked together in good faith to conclude that agreement as previously reported.

On November 22, 2013 GGCRL, GGC, and Consolidated Resources Armenia concluded a “Formal Merger and Share Sale Agreement” with Signature Gold Limited of Sydney, Australia (Signature) to merge Armenian and Australian gold project companies, into the renamed Global Signature Gold entity, planned to be listed on the Australian Stock Exchange. The closing is subject to relevant shareholder, board, and regulatory approvals as well as applicable third party consents. Closing shall be upon receipt of relevant approvals and consents, and GGC shall file pro forma financials at that time. GGCRL is contributing its interests in the Toukhmanuk and Getik properties in Armenia and Signature will be contributing its Mount Cassidy; Last Chance Day Dawn; Specimen Hill; Maxwellton; Fletcher's Awl; Outer Rim; and Mosquito Hill gold projects in Queensland, Australia.

GGCRL shall receive $80 million USD in the form of 487,439,023 shares of Signature plus up to $8 million in cash or shares, subject to audit confirmation, for debt repayment; Signature shall hold $15 million AUD in Signature shares for its contributions. Shares issued to GGCRL shall be distributed to shareholders as mutually agreed, and GGC will distribute not less than 75% of the net shares it receives to its shareholders as of a record date to be established by the Global Gold Board. Such shares will be restricted for a minimum of 60 days from closing. The GGCRL joint venture and related agreements as well as corporate guaranties will be terminated at the closing. A trust will be established to hold a 20% non-participating economic interest for the benefit of current Signature shareholders pending bankable feasibility studies on the Queensland Australian properties held by Signature immediately prior to the merger. Van Krikorian will serve as Executive Director and CEO and Brett Boynton will serve as Managing Director of the renamed Global Signature Gold post merger, all as more particularly described in Exhibit 10.1 below.

Item 8.01 Other Events

On November 22, 2013, the Company issued a press release to announce the conclusion of a formal agreement to between Global Gold Consolidated Resources Limited JV and Signature Gold Limited to merge.

Item 9.01 Exhibits

Exhibit No.	Description

10.1	Material Agreement - Formal Merger & Sale Share Agreement

10.2	Material Agreement – Heads of Agreement contract to merge Global Gold Consolidated Resources Limited and Signature Gold Limited (1)

99.1	Press release of Global Gold Corporation announcing the Global Gold Consolidated Resources Limited JV and Signature Gold Limited execute formal merger and share sale agreement

(1) Incorporated herein by reference to Exhibit 10.1 to the Company's current report on Form 8-K filed with the SEC on September 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2013	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief
Executive Officer